EXHIBIT 31.1

Certifications

I, C. Larry Pope, certify that:

1.	I have reviewed this Amendment No. 1 to the report on Form 10-K of Smithfield Foods, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2015

/s/ C. LARRY POPE
C. Larry Pope
President and Chief Executive Officer